EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9848	(408) 525-4856
rojenkin@cisco.com	blchrist@cisco.com

CISCO SYSTEMS REPORTS THIRD QUARTER EARNINGS

•	Q3 Net Sales: $5.6 billion (21.7% increase year over year; 4.1% increase quarter over quarter)

•	Q3 Operating Cash Flows: $2.4 billion

•	Q3 Earnings Per Share: $0.17 GAAP; $0.19 pro forma

SAN JOSE, Calif.—May 11, 2004—Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its third quarter results for the period ended May 1, 2004.

Net sales for the third quarter of fiscal 2004 were $5.6 billion, compared with $4.6 billion for the third quarter of fiscal 2003, an increase of 21.7 percent, and compared with $5.4 billion for the second quarter of fiscal 2004, an increase of 4.1 percent.

Net income for the third quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $1.2 billion or $0.17 per share, compared with $987 million or $0.14 per share for the third quarter of fiscal 2003, and compared with $724 million or $0.10 per share for the second quarter of fiscal 2004. Pro forma net income for the third quarter of fiscal 2004 was $1.4 billion or $0.19 per share, compared with $1.1 billion or $0.15 per share for the third quarter of fiscal 2003, and compared with $1.3 billion or $0.18 per share for the second quarter of fiscal 2004. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

Net sales for the first nine months of fiscal 2004 were $16.1 billion, compared with $14.2 billion for the first nine months of fiscal 2003, an increase of 13.7 percent.

Net income for the first nine months of fiscal 2004, on a GAAP basis, was $3.0 billion or $0.43 per share, compared with $2.6 billion or $0.36 per share for the first nine months of fiscal 2003. Pro forma net income for the first nine months of fiscal 2004 was $3.9 billion or $0.54 per share, compared with $3.2 billion or $0.44 per share for the first nine months of fiscal 2003.

During the third quarter of fiscal 2004, Cisco® completed the acquisition of Riverhead Networks, Inc. for a purchase price of approximately $36 million and completed the acquisition of Twingo Systems, Inc. for a purchase price of approximately $5 million.

“We are pleased to have achieved record earnings per share this quarter—marking our eighth consecutive quarter with pro forma net income exceeding $1 billion, and the strongest cash flow from operations in the company’s history,” said John Chambers, president and CEO, Cisco. “This momentum was achieved through sequential order growth across all major product categories and solid progress in our advanced technologies including security, wireless LAN and IP telephony.” Chambers continued, “Equally important has been our continuing strength in internal innovation, our ability to form successful, mutually beneficial partnerships, and our effective integration of acquisitions to accelerate growth into existing and new markets.”

Cisco will discuss third quarter 2004 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time (PT) today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $2.4 billion for the third quarter of fiscal 2004, compared with $1.3 billion for the third quarter of fiscal 2003, and compared with $1.7 billion for the second quarter of fiscal 2004.

•	Cash and cash equivalents and total investments were $18.9 billion at the end of the third quarter of fiscal 2004, compared with $20.7 billion at the end of the fourth quarter of fiscal 2003, and compared with $19.8 billion at the end of the second quarter of fiscal 2004.

•	During the third quarter of fiscal 2004, Cisco repurchased 131 million shares of common stock for an aggregate purchase price of $3.0 billion.

•	Days sales outstanding (DSO) in accounts receivable at the end of the third quarter of fiscal 2004 were 27 days, compared with 26 days at the end of the fourth quarter of fiscal 2003, and compared with 34 days at the end of the second quarter of fiscal 2004.

•	Inventory turns were 6.3 in the third quarter of fiscal 2004, compared with 6.8 in the fourth quarter of fiscal 2003, and compared with 7.5 in the second quarter of fiscal 2004.

“We are pleased with our performance this quarter on a number of operational fronts. Our execution was strong, with solid revenue growth, gross margins, profit generation and market share gains,” said Dennis Powell, CFO, Cisco. “We continue to remain focused on key financial priorities, including generating profitable growth, internal productivity and maintaining a healthy and conservative balance sheet.”

Business Highlights

•	Cisco and Ericsson announced a strategic agreement to offer joint solutions for the wireline communications market. Together, the two companies plan to provide carrier-class IP-based solutions for operators and help speed the adoption of more efficient and profitable multiservice networks.

•	Cisco and IBM announced plans to integrate technologies and products to create security solutions designed to help businesses address their security challenges and reduce costs.

•	Cisco and Lucent announced plans to develop a carrier-class voice over IP and multimedia communications solution for mobile service providers using Lucent functionality and the Cisco MGX® 8000 Series Media Gateway.

•	Cisco and Microsoft announced plans to collaborate on solution development and optimization, marketing and channel programs to help accelerate small and medium-sized business customer and channel partner success.

•	Cisco shipped its 3-millionth IP telephone and also announced that Nestlé has selected Cisco as one of the major global suppliers of IP communications equipment for its worldwide operations.

•	Cisco announced that Bell Canada selected Cisco 12000 Series routers to serve as the foundation platform for its single, converged Internet Protocol/Multiprotocol Label Switching (IP/MPLS) service delivery network.

•	Telefonica de Espana plans to deploy Cisco 10000 Series routers in every point of presence throughout Spain as part of a wide-scale upgrade of its IP network.

•	Cisco introduced IEEE standard-based, Power over Ethernet capabilities across its Cisco Catalyst 6500, 4500 and 3700 series of intelligent switches.

•	Linksys introduced the Wireless-G Broadband Router with SpeedBooster, a new line of speed-enhanced 802.11G wireless products that provide home and small office users with more wireless throughput and enhanced network performance. Linksys also announced it will incorporate Netopia Parental Controls into its Wireless-G Broadband Router with SpeedBooster to further protect computers and users on the network.

Editors Note:

•	Q3 FY’04 conference call to discuss Cisco results along with its outlook for Q4 FY’04 to be held at 1:30 p.m. PT on Tuesday, May 11, 2004. Conference call number is 877-352-5212 (United States); 630-395-0174 (international).

•	Conference call replay will be available from 4:30 p.m. PT on May 11, 2004 to 4:30 p.m. PT on May 18, 2004 at 800-310-4919 (United States); 402-220-3847 (international). The replay is also available from May 11, 2004 through July 23, 2004 on Cisco’s Investor Relations Website at www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials and corresponding Webcast with visuals designed to guide participants through the call are also available at 1:30 p.m. PT. Prepared remarks will be available approximately 24 hours after completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on Cisco’s Investor Relations Website at www.cisco.com/go/investors.

•	Additional information regarding Cisco’s Q3 FY’04 results will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

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This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding new product releases, future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; increased price competition; variations in sales channels, product costs or mix of products sold; the ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, stockholder and other matters; the ability to recruit and retain key personnel; financial risk management; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and nine months ended May 1, 2004 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. Cisco believes when GAAP net income and GAAP net income per share is viewed in conjunction with pro forma net income and pro forma net income per share, investors are provided with a more meaningful understanding of Cisco’s ongoing operating performance. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco.

Copyright© 2004 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo, MGX and Linksys are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document or Website are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	May 1, 2004	April 26, 2003	May 1, 2004	April 26, 2003
NET SALES:
Product	$4,730	$3,799	$13,543	$11,703
Service	890	819	2,576	2,473

Total net sales	5,620	4,618	16,119	14,176

COST OF SALES:
Product	1,452	1,086	4,193	3,467
Service	301	263	855	765

Total cost of sales	1,753	1,349	5,048	4,232

GROSS MARGIN	3,867	3,269	11,071	9,944
OPERATING EXPENSES:
Research and development	801	703	2,295	2,290
Sales and marketing	1,131	1,019	3,295	3,084
General and administrative	215	181	605	504
Payroll tax on stock option exercises	3	—	12	—
Amortization of deferred stock-based compensation	101	25	188	101
Amortization of purchased intangible assets	60	92	182	284
In-process research and development	2	3	3	3

Total operating expenses	2,313	2,023	6,580	6,266

OPERATING INCOME	1,554	1,246	4,491	3,678
Interest income	127	161	388	514
Other income (loss), net	40	(26)	177	(552)

Interest and other income (loss), net	167	135	565	(38)

INCOME BEFORE PROVISION FOR INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,721	1,381	5,056	3,640
Provision for income taxes	510	394	1,468	1,044

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,211	987	3,588	2,596
Cumulative effect of accounting change, net of tax	—	—	(567)	—

NET INCOME	$1,211	$987	$3,021	$2,596

Income per share before cumulative effect of accounting change:
Basic	$0.18	$0.14	$0.52	$0.36

Diluted	$0.17	$0.14	$0.51	$0.36

Net income per share:
Basic	$0.18	$0.14	$0.44	$0.36

Diluted	$0.17	$0.14	$0.43	$0.36

Shares used in per-share calculation:
Basic	6,816	7,062	6,872	7,165

Diluted	7,074	7,158	7,095	7,257

Cisco Systems, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	May 1, 2004	April 26, 2003	May 1, 2004	April 26, 2003
NET SALES:
Product	$4,730	$3,799	$13,543	$11,703
Service	890	819	2,576	2,473

Total net sales	5,620	4,618	16,119	14,176

COST OF SALES:
Product	1,452	1,086	4,193	3,467
Service	301	263	855	765

Total cost of sales	1,753	1,349	5,048	4,232

GROSS MARGIN	3,867	3,269	11,071	9,944
OPERATING EXPENSES:
Research and development	801	703	2,295	2,290
Sales and marketing	1,131	1,019	3,295	3,084
General and administrative	215	181	605	504

Total operating expenses (a) (b) (c) (d)	2,147	1,903	6,195	5,878

OPERATING INCOME (a) (b) (c) (d)	1,720	1,366	4,876	4,066
Interest income	127	161	388	514
Other income (loss), net (e)	40	(26)	92	(140)

Interest and other income (loss), net (e)	167	135	480	374

INCOME BEFORE PROVISION FOR INCOME TAXES (a) (b) (c) (d) (e)	1,887	1,501	5,356	4,440
Provision for income taxes (f)	528	420	1,499	1,242

NET INCOME	$1,359	$1,081	$3,857	$3,198

Net income per share:
Basic	$0.20	$0.15	$0.56	$0.45

Diluted	$0.19	$0.15	$0.54	$0.44

Shares used in per-share calculation:
Basic	6,816	7,062	6,872	7,165

Diluted	7,074	7,158	7,095	7,257

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$1,211	$987	$3,021	$2,596
(a) In-process research and development	2	3	3	3
(b) Payroll tax on stock option exercises	3	—	12	—
(c) Amortization of deferred stock-based compensation	101	25	188	101
(d) Amortization of purchased intangible assets	60	92	182	284
(e) (Gain) loss on publicly traded equity securities	—	—	(85)	412
(f) Income tax effect	(18)	(26)	(31)	(198)
(g) Cumulative effect of accounting change, net of tax	—	—	567	—

Pro forma net income	$1,359	$1,081	$3,857	$3,198

For the three month period ended January 24, 2004, pro forma net income and pro forma net income per share excluded the following items: in-process research and development of $1 million, payroll tax on stock option exercises of $7 million, amortization of deferred stock-based compensation of $36 million, amortization of purchased intangible assets of $60 million, gain on publicly traded equity securities of ($85) million, income tax effect of $5 million and cumulative effect of accounting change, net of tax, of $567 million.

Cisco Systems, Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	May 1, 2004	July 26, 2003
ASSETS
Current assets:
Cash and cash equivalents	$3,949	$3,925
Short-term investments	4,912	4,560
Accounts receivable, net of allowance for doubtful accounts of $188 at May 1, 2004 and $183 at July 26, 2003	1,540	1,351
Inventories	1,121	873
Deferred tax assets	1,905	1,975
Lease receivables, net	65	49
Prepaid expenses and other current assets	581	624

Total current assets	14,073	13,357
Investments	10,085	12,167
Property and equipment, net	3,351	3,643
Goodwill	4,198	4,043
Purchased intangible assets, net	387	556
Lease receivables, net	293	238
Other assets	2,810	3,103

TOTAL ASSETS	$35,197	$37,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$604	$594
Income taxes payable	848	739
Accrued compensation	1,432	1,470
Deferred revenue	3,420	3,034
Other accrued liabilities	1,899	2,162
Restructuring liabilities	71	295

Total current liabilities	8,274	8,294
Deferred revenue	937	774

Total liabilities	9,211	9,068

Minority interest	5	10
Shareholders’ equity	25,981	28,029

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,197	$37,107

Certain reclassifications have been made to prior year balances in order to conform to the current period’s presentation.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	May 1, 2004	April 26, 2003
Cash flows from operating activities:
Net income	$3,021	$2,596
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of accounting change, net of tax	567	—
Depreciation and amortization	1,133	1,166
Provision for doubtful accounts	19	—
Provision for inventory	124	26
Deferred income taxes	305	131
Tax benefits from employee stock option plans	454	19
In-process research and development	3	3
Net (gains) losses and impairment charges on investments	(149)	523
Change in operating assets and liabilities:
Accounts receivable	(203)	(48)
Inventories	(371)	89
Prepaid expenses and other current assets	(13)	(79)
Accounts payable	1	10
Income taxes payable	144	(319)
Accrued compensation	(41)	(72)
Deferred revenue	543	(133)
Other accrued liabilities	(274)	(203)
Restructuring liabilities	(224)	(18)

Net cash provided by operating activities	5,039	3,691

Cash flows from investing activities:
Purchases of short-term investments	(10,008)	(6,759)
Proceeds from sales and maturities of short-term investments	10,911	7,346
Purchases of investments	(16,054)	(13,024)
Proceeds from sales and maturities of investments	16,820	7,975
Acquisition of property and equipment	(487)	(504)
Acquisition of businesses, net of cash and cash equivalents	(104)	3
Change in lease receivables, net	(71)	49
Change in investments in privately held companies	20	(141)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(71)	(59)
Other	146	126

Net cash provided by (used) in investing activities	1,102	(4,988)

Cash flows from financing activities:
Issuance of common stock	930	279
Repurchase of common stock	(7,082)	(4,549)
Other	35	23

Net cash used in financing activities	(6,117)	(4,247)

Net increase (decrease) in cash and cash equivalents	24	(5,544)
Cash and cash equivalents, beginning of period	3,925	9,484

Cash and cash equivalents, end of period	$3,949	$3,940

Cisco Systems, Inc.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	May 1, 2004	July 26, 2003
CASH AND CASH EQUIVALENTS AND TOTAL INVESTMENTS
Cash and cash equivalents	$3,949	$3,925
Fixed income securities	14,043	15,982
Publicly traded equity securities	954	745

Total	$18,946	$20,652

INVENTORIES
Raw materials	$56	$38
Work in process	422	291
Finished goods	611	515
Demonstration systems	32	29

Total	$1,121	$873

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,424	$3,411
Computer equipment and related software	1,224	1,147
Production, engineering, and other equipment	2,676	2,410
Operating lease assets	98	356
Furniture and fixtures	356	350

	7,778	7,674
Less, accumulated depreciation and amortization	(4,427)	(4,031)

Total	$3,351	$3,643

OTHER ASSETS
Deferred tax assets	$1,316	$1,476
Investments in privately held companies	360	516
Income tax receivable	690	727
Structured loans, net	19	42
Other	425	342

Total	$2,810	$3,103

DEFERRED REVENUE
Service	$2,864	$2,451
Product	1,493	1,357

Total	4,357	3,808
Less, current portion	(3,420)	(3,034)

Non-current deferred revenue	$937	$774